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                                                                    EXHIBIT 10.1

                            MANAGEMENT AGREEMENT

     This Management Agreement ("Agreement") is entered into as of March 3, 2000, by and among VIDEO CITY, INC., a Delaware corporation ("VCI") and WEST COAST ENTERTAINMENT CORPORATION, a Delaware corporation ("West Coast").

                                  BACKGROUND
                                  ----------

     A. VCI, West Coast and Keystone Merger Corp. have entered into that certain Agreement and Plan of Merger, dated as of August 1, 1999 (as amended, modified or supplemented through the date hereof, the "Merger Agreement"), a copy of which is attached hereto as Exhibit "A" pursuant to which VCI shall acquire West Coast (the "Acquisition");

     B. West Coast owns and operates several chains of retail video stores (all of such owned stores referred to herein, collectively, as the "West Coast Stores"), a franchise program under which retail video stores operate under West Coast's trade names, an e-commerce business dedicated to the sale of video products through the Internet, and various other businesses (collectively, the "West Coast Business");

     C. VCI owns and operates several chains of retail video stores, has extensive experience in the retail video industry, and will own the West Coast Business upon consummation of the Acquisition; and

     D. In anticipation of the closing of the Merger Agreement, West Coast desires to retain the services of VCI and VCI desires to manage and operate the West Coast Business for the period and pursuant to the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Management of West Coast Business.  West Coast hereby retains the
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services of VCI to operate and manage the West Coast Business for the term and in accordance with the terms and conditions set forth below.

     2.  Term.  The term of this Agreement shall be from the date hereof until
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the closing of the Acquisition of West Coast by VCI; provided, however, this
Agreement may be terminated (a) by West Coast on or after August 31, 2000 by delivering notice of such termination to VCI at least 45 calendar days in advance of the date such termination becomes effective; (b) at any time and immediately by West Coast for "Cause" (defined below); or (c) by VCI at any time by delivering notice of such termination to West Coast at least 120 calendar days in advance of the date such termination becomes effective if the Merger Agreement is terminated or if it is otherwise determined by West Coast and VCI that the Acquisition will not occur. The date upon which the termination of this Agreement becomes effective shall hereinafter be called the "Termination Date". Upon the Termination Date, this Agreement shall be of no further force or effect, except that VCI shall be entitled to the Management Fee (defined below) through the

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Termination Date (prorated for a short week as necessary) and the Management
Termination Fee (defined below), as applicable, and the parties shall cooperate with each other regarding the prompt, complete and accurate transfer of all books, accounts and records in every form and format, and in all other respects as is necessary and appropriate to achieve a complete and smooth transition of the management of the West Coast Business. Neither this Agreement nor its termination shall affect the parties' respective rights and obligations under the Merger Agreement.

     3.  VCI's Authority.  Subject to the limitations and covenants set forth in
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paragraphs 4 and 5 below, West Coast hereby confers upon VCI the full discretion and authority to operate and manage the West Coast Business, which authority shall include, without limitation, the authority to do any one or more of the following:

         ()  To hire, train, supervise, relocate and discharge employees;

         () To select suppliers and distributors and to purchase or lease video cassettes, digital video discs, game cartridges, video players, game equipment, accessories, concessions and other products as may reasonably be deemed by VCI to be appropriate and consistent with the operation of the video rental/sale business;

         ()  To collect the revenue of the West Coast Business;

         () To facilitate the payment of expenses incurred by the West Coast Business in the ordinary course of business, including but not limited to wages, payroll taxes, rent, utilities, insurance, and the purchase and lease of inventory;

         () To execute any checks, arrange for the wire transfers of funds or make any other form of payment on behalf of West Coast in the ordinary course of business.

         () To sell "sell-through" merchandise, consisting of video cassettes, digital video discs, accessories, concessions and other inventory held for sale in the ordinary course of business;

         () To negotiate on all matters with the lessors of the real property of the West Coast Stores;

         () To negotiate and enter into agreements necessary or advisable for the operation and management of the West Coast Business;

         () To negotiate and enter into agreements necessary or advisable for the sale of the West Coast Stores;

         () To advertise and market the products and services of the West Coast Business; and

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         ()  To implement and manage inventory control and management information systems of the West Coast Business,

     4.  Limitations on Authority.  The authority granted in paragraph 3 is
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subject, in each instance, to the terms of, and the restrictions, limitations and covenants contained in all credit and lending agreements and documents between West Coast and its lenders (the "Lenders"), specifically, that certain Credit Agreement dated December 15, 1997, as the same has been and may hereafter be amended, and any and all notes, agreements, instruments or documents in any way relating thereto (collectively, the "Loan Documents"). VCI covenants and agrees with West Coast that at all times during the term of this Management Agreement, VCI shall, to the extent of the authority granted to it hereunder, cause West Coast to perform all of West Coast's obligations under the Loan Documents (including complying with all reporting requirements thereunder), and shall not take any action or cause any act to be done which shall constitute an Event of Default, as that term is defined in the Loan Documents, or cause West Coast to be in breach of any of its obligations, covenants or agreements under the Loan Documents. VCI covenants and agrees to make its representatives available to meet and/or consult with the Lenders, their agents, employees, consultants and attorneys as and when reasonably requested by such Lenders regarding all issues impacting upon the operation of the West Coast Business and West Coast's performance under and compliance with the terms of the Loan Documents.

     5.  Covenants.  The parties acknowledge that the businesses of VCI and West
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Coast are substantially very similar.  Until the consummation of the Merger, should that occur, VCI shall maintain and keep all assets, funds and the computer system and software of West Coast and its affiliates and subsidiaries separate and apart from the assets, funds, computer system and software of VCI, and VCI shall maintain separate financial records and management information systems regarding the business of West Coast and its affiliates and subsidiaries. Without limiting the generality of the foregoing, VCI shall (a) maintain a sufficient number of West Coast employees necessary and appropriate for the continued operation of West Coast as a separate entity, (b) maintain the existence and effectiveness of all material contracts and leases and all other assets necessary and appropriate for the continued operation of West Coast as a separate entity, including, without limitation, all revenue sharing contracts to which West Coast is party, (c) maintain the existence and effectiveness of all material permits and licenses, (d) maintain the corporate existence of each West Coast entity and, where necessary or appropriate, the qualification to do business in all jurisdictions where West Coast and its affiliates do business,
(e) prepare and file or cause the preparation and filing (subject to valid requests for extension) of all tax returns to all local, state and federal governmental authorities, (f) prepare and file or cause the preparation and filing (subject to valid requests for extension) of all reports required to be filed with the Securities and Exchange Commission, (g) maintain insurance coverages pursuant to past practices, (h) comply in all material respects with all laws applicable to the West Coast Business.

     6.  Management Compensation.  During the term of this Agreement, West Coast
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hereby agrees to pay VCI, on a weekly basis, for its services in operating and managing the West Coast Business (the "Management Services") an amount (collectively, the "Management Fee") equal to the percentage of the gross revenues actually collected (after application of discounts, credits and rebates, if any) as and for the periods set forth in the schedule below ("Revenues"),

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less all costs and expenses of West Coast incurred and paid on a weekly basis
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during the term of this Agreement in the ordinary course of business (excluding
"extraordinary expenses") which West Coast has customarily classified as selling, general and administrative expenses on its Consolidated Statements of Operations ("SG&A"), provided that in no event shall the Management Fees paid to VCI under this Agreement be less than $400,000 per calendar month.

       Period                    Management Fee
       ------                    --------------

     0 - 30 Days            Revenues multiplied by 14% less SG&A
     31- 60 Days            Revenues multiplied by 13% less SG&A
     60 Days - Termination  Revenues multiplied by 12% less SG&A

The Management Fee shall be payable to VCI by West Coast weekly on each Tuesday for the Management Services rendered during the preceding week (Sunday through Saturday). In the event this Agreement is terminated before August 31, 2000 for any reason other than (i) by West Coast for Cause, or (ii) voluntarily by VCI after proper notice as herein required, then West Coast shall pay to VCI on the date of such termination a management services termination fee (the "Management Termination Fee") in an amount in cash equal to the lesser of (x) $750,000 (if
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the Termination Date occurs during the first 60 days following the date of this
Agreement) or $500,000 (if the Termination Date occurs anytime after the first 60 days of the date of this Agreement) or (y) 12 percent of gross revenues collected during the 30 days immediately preceding the Termination Date. The Management Termination Fee is in addition to the Management Fee and is payable irrespective of the amount of Management Fee that is otherwise payable. The parties hereto acknowledge and agree that the Management Fee and the Management Termination Fee are integral parts of the transactions contemplated by this Agreement.

     7.  Compliance with Projections. VCI covenants and agrees that it shall use
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the Revenues received by West Coast (except for any Management Termination Fee)
to pay in cash all costs and expenses of West Coast incurred in the ordinary course of business during the term of this Agreement, including the Management Fee, which costs and expenses shall not exceed, at any time, the amounts set forth in the six month operating revenue and expense projections heretofore provided to West Coast, a copy of which are attached hereto as Exhibit "B". VCI further covenants and agrees that Revenues for the trailing two calendar month period, as tested as of the last day of each calendar month, shall at no time be be (i) less than 85 percent of the corresponding projected revenues as set forth in Exhibit B attached hereto, and (ii) less than 93 percent of the corresponding
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projected year-to-date revenues, provided that, if any West Coast stores are
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closed, with the Lenders' consent pursuant to the Loan Documents, total projected Revenues as set forth on Exhibit B shall be adjusted by subtracting the amount of the revenues reasonably attributable and projected for such closed stores.

     8.  SG&A.  A schedule setting forth, in line item detail, all expenses
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which are SG&A expenses and providing examples of any "extraordinary expenses"
is attached hereto as Exhibit "C". For purposes of calculating the total SG&A during each week of the term of this Agreement and notwithstanding West Coast's obligation to pay all such amounts, the amount of out-of-pocket fees and expenses attributable to the Banks and its agents (including the Banks'

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counsel and other professionals) in connection with the workout of the loans under the Loan Documents between West Coast and its Lenders shall not exceed an average of $15,000 per calendar week.
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     9.  Limit on Liability.  Subject to paragraphs 4 and 5, VCI shall have
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reasonable business judgment discretion with regard to the operation and management of the West Coast Business, including, but not limited to, the selection and depth of inventory, the staffing, marketing and promotion of the West Coast Business, hours of operation and all other matters, and West Coast shall have no claim against VCI or its directors, officers, employees, counsel, agents or affiliates based on, arising out of or relating to amount of Revenues or operations of the West Coast Business during the term of this Agreement, or the financial condition, results of operations, condition of assets, liabilities or prospects of the West Coast Business, except for any claim which is based on, arises out of or relates to the gross negligence or willful misconduct of VCI.

     10.  Financial Reports.  VCI shall submit monthly written reports to West
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Coast reporting the gross revenue, operating costs and expenses and income of the West Coast Business for each calendar month within 20 days after such period. On each Tuesday, VCI shall also submit weekly written management fee billing summaries in a form reasonably acceptable to VCI and West Coast to reconcile the fees paid by West Coast which constitute the Management Fee.

     11.  Termination for Cause.  West Coast shall have the right to immediately
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terminate this Agreement at any time for Cause.  As used herein, the term
"Cause" shall mean any act taken by VCI which (i) is beyond the limits of its authority contained in this Agreement, (ii) constitutes a material breach of VCI's covenants or obligations contained in this Agreement, including, without limitation, VCI's obligation to cause the West Coast Business to meet the projections attached hereto as Exhibit "B" in accordance with paragraph 7 above, or (iii) would cause or result in material and irreparable harm to the West Coast Business or a substantial diminution in the value of West Coast's assets.

     12.  Indemnification.  West Coast agrees to indemnify and hold harmless VCI
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and its directors, officers, employees, counsel, agents or affiliates against any and all loss, liability, claim, and damage whatsoever (including, but not limited to, any and all expenses and legal fees whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or in connection with VCI's operation and management of the West Coast Business; provided, however, such indemnity shall not apply to any portion of such loss, liability, claim, or damage to the extent it is found in a final judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of VCI.

     13.  Assignability.  Neither this Agreement nor any of the rights or
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obligations hereunder may be assigned by a party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other person shall

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have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

     14.  Notices.  All notices to VCI shall be addressed to the Chief Executive
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Officer at the principal executive office of VCI, and all notices to other parties shall be addressed to the address on file with VCI, or to such other address as either may designate to the other in writing. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method (with positive confirmation report generated by the sender's machine); the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., FED EX); and upon receipt, if sent by certified or registered mail,
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return receipt requested.

     15.  Attorneys' Fees.  In the event of any legal action or proceeding to
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enforce or interpret the provisions hereof, the prevailing party shall be entitled (in addition to costs) to reasonable attorneys' fees, as determined by the court and, if applicable, the appellate court.

     16.  Miscellaneous. This Agreement shall be governed by and construed in
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accordance with the laws of the State of Delaware without reference to choice of law provisions. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument. This Agreement may not be amended except by a writing signed by each party. The section headings of this Agreement are for convenience of reference only, and shall not be used to construe or interpret any section, term or provision of this Agreement. Time is of the essence in the performance of this Agreement in all particulars. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.

     17.  Counterparts.  This Agreement may be executed in one or more
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Management Agreement to be duly executed and delivered as of the date and year first above written.


                                                  VIDEO CITY, INC.

                                                  By: /s/ Robert Y. Lee
                                                      --------------------------
                                                  Name: Robert Y. Lee
                                                        ------------------------
                                                  Title: Chief Executive Officer
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                                                  WEST COAST ENTERTAINMENT
                                                  CORPORATION

                                                  By: /s/ T. Kyle Standley
                                                      --------------------------
                                                  Name: T. Kyle Standley
                                                        ------------------------
                                                  Title: Chief Executive Officer
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